Exhibit 23.2

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Computer Programs and Systems, Inc. 2005 Restricted Stock Plan of our report dated February 3, 2004, with respect to the 2003 and 2002 financial statements and schedule of Computer Programs and Systems, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Birmingham, Alabama

January 20, 2006